UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2012

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park
Greenwich, Connecticut	06831
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On October 30, 2012, United Rentals (North America), Inc. (“URNA”), the wholly-owned subsidiary of United Rentals, Inc. (“URI”), completed an offering of $400 million aggregate principal amount of its 6.125% Senior Notes due 2023 (the “Notes”).  The Notes were sold pursuant to URI and URNA’s shelf registration statements on Form S-3 (File No. 333-177552) (the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, as supplemented by the final prospectus supplement dated October 25, 2012 and filed with the SEC on October 29, 2012.

The Notes were issued pursuant to an indenture (the “Indenture”), dated as of October 30, 2010, among URNA, URI, certain domestic subsidiaries of URNA (the “Subsidiary Guarantors” and, together with URI, the “Guarantors”) and Wells Fargo Bank, National Association, as trustee.

The Notes mature on June 15, 2023 and bear interest at a rate of 6.125% per year payable semi-annually in cash in arrears on June 15 and December 15 of each year, starting on June 15, 2013.

The Notes are senior obligations of URNA and rank equally with all of its existing and future senior indebtedness, effectively junior to any of its existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness and senior in right of payment to any of its existing and future subordinated indebtedness.

The Notes are guaranteed on a senior basis by URI and the Subsidiary Guarantors.  The guarantees will be senior obligations of the Guarantors and will rank equally with all of its existing and future senior indebtedness, effectively junior to any of its existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness and senior in right of payment to any of its existing and future subordinated indebtedness.  The Notes will not be guaranteed by URNA’s foreign subsidiaries.

URNA may redeem some or all of the Notes, at its option, at any time on or after December 15, 2017, at the following redemption prices, plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of each of the years indicated below:

Year	Redemption Price
2017	103.063%
2018	102.042%
2019	101.021%
2020 and thereafter	100.000%

At any time on or prior to December 15, 2017, URNA may redeem some or all of the Notes at a price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to the redemption date.  In addition, at any time on or prior to December 15, 2015, URNA may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a price equal to 106.125% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to the redemption date, provided that at least 65% of the aggregate principal amount of the Notes remain outstanding immediately after such redemption. Upon the occurrence of certain change of control events, URNA must offer to repurchase the Notes at a price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date.

The Indenture governing the Notes contains certain covenants applicable to URNA and its restricted subsidiaries, including limitations on:  (1) indebtedness; (2) restricted payments; (3) liens; (4) asset sales; (5) issuance of preferred stock of restricted subsidiaries; (6) transactions with affiliates; (7) dividend and other payment restrictions affecting restricted subsidiaries; (8) designations of unrestricted subsidiaries; (9) additional subsidiary guarantors; and (10) mergers, consolidations or sales of substantially all of its assets.  Each of these covenants is subject to important exceptions and qualifications.

The Indenture provides for customary events of default, including the following (subject to any applicable cure period):  nonpayment, breach of covenants in the Indenture, payment defaults under or acceleration of certain other indebtedness, failure to discharge certain judgments and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs or is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of, premium, if any, and accrued and unpaid interest, if any, to be due and payable immediately.

The description above is qualified in its entirety by the Indenture (including the Form of Note for the Notes), which is filed as Exhibit 4.1 to this current report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 1.02                                             Termination of a Material Definitive Agreement.

Information set forth in Item 8.01 below, as to the satisfaction and discharge of the indenture governing the 10 7/8 Notes, is incorporated by reference into this Item 1.02.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01                                             Other Events.

Underwriting Agreement

In connection with the Notes offering, on October 25, 2012, URNA, URI and the subsidiaries of URNA named therein entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein, relating to the sale of the Notes (the “Underwriting Agreement”).  A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1, and incorporated herein by reference.

Also in connection with the offering, URI and URNA are filing a legal opinion regarding the validity of the Notes as Exhibits 5.1 to this Form 8-K, and is incorporated herein by reference.

Redemption of 10 7/8% Senior Notes due 2016 and Satisfaction and Discharge of the Indenture

On October 30, 2012, URNA notified the holders of 10 7/8% Senior Notes due 2016 (the “10 7/8 Notes”) that URNA elects to redeem all of the outstanding $500 million principal amount of the 10 7/8 Notes on November 29, 2012, at a redemption price currently estimated to be 110.969% of the principal amount thereof plus accrued and unpaid interest to the redemption date in accordance with the terms of the indenture governing the 10 7/8 Notes.

URNA irrevocably deposited with The Bank of New York Mellon, as trustee for the 10 7/8 Notes, sufficient funds to fund the redemption of the 10 7/8 Notes, using the proceeds from the issuance of the Notes and additional borrowings of approximately $188 million under its asset-based revolving credit facility.  As a result, URNA and the guarantors under the 10 7/8 Notes have been released from their respective obligations under the 10 7/8 Notes and the related indenture pursuant to the satisfaction and discharge provisions thereunder.

URI’s press release announcing the redemption of the 10 7/8 Notes is attached hereto as Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits.

URI and URNA hereby incorporate Exhibits 1.1, 4.1, 5.1 and 23.1 into the Registration Statement.

Exhibits

Exhibit 1.1

Underwriting Agreement, dated October 25, 2012, among United Rentals (North America), Inc. (the “Company”), United Rentals, Inc., each of the Company’s subsidiaries named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Underwriters named therein.

Exhibit 4.1

Indenture, dated as of October 30, 2012, among the Company, United Rentals, Inc., the Company’s subsidiaries named therein and Wells Fargo Bank, National Association, as Trustee (including the Form of Note).

Exhibit 5.1	Opinion of Sullivan & Cromwell LLP.

Exhibit 23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

Exhibit 99.1	Press Release of United Rentals, Inc. dated October 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2012

UNITED RENTALS, INC.

By:	/s/ Jonathan M. Gottsegen
Name:	Jonathan M. Gottsegen
Title:	Senior Vice President, General Counsel and Corporate Secretary

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Jonathan M. Gottsegen
Name:	Jonathan M. Gottsegen
Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement, dated October 25, 2012, among United Rentals (North America), Inc. (the “Company”), United Rentals, Inc., each of the Company’s subsidiaries named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Underwriters named therein.

4.1

Indenture, dated as of October 30, 2012, among the Company, United Rentals, Inc., the Company’s subsidiaries named therein and Wells Fargo Bank, National Association, as Trustee (including the Form of Note).

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

99.1	Press Release of United Rentals, Inc. dated October 30, 2012.